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                                                                 EXHIBIT 11.1

                          NORTH AMERICAN SCIENTIFIC, INC.

                         COMPUTATION OF EARNINGS PER SHARE

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                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                APRIL  30,                    APRIL 30,
                                                      --------------------------    --------------------------
                                                           1998           1997           1998           1997
                                                      -----------    -----------    -----------    -----------
                                                             (UNAUDITED)                     (UNAUDITED)

NET INCOME USED TO COMPUTE PER SHARE DATA

  Net income . . . . . . . . . . . . . . . . . . .    $   279,000    $   102,000    $   321,000    $   179,000
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------


Shares
  Weighted average number of common
     shares outstanding (basic). . . . . . . . . .      6,408,264      4,542,302      6,292,283      4,531,052

  Add dilutive effect of
     Common stock options  . . . . . . . . . . . .        733,913        859,500        747,019        859,500

     Warrants. . . . . . . . . . . . . . . . . . .        171,000        225,000        171,000        187,500

  Less treasury shares repurchased . . . . . . . .        153,974        554,850        157,586        635,430

  Weighted average number of common
     shares outstanding (diluted). . . . . . . . .      7,159,203      5,071,952      7,052,716      4,942,622



Earnings per Common Share
     Basic . . . . . . . . . . . . . . . . . . . .    $       .04    $       .02    $       .05    $       .04
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

     Diluted . . . . . . . . . . . . . . . . . . .    $       .04    $       .02    $       .05    $       .04
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------
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